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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of earliest event reported: August 23, 2000
                                  ------------

                            Net Value Holdings, Inc.

                            ------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                          0-26929                 65-0867684
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State of Incorporation          (Commission File Number)       (IRS Employer
                                                             Identification No.)

                  1085 Mission Street, San Francisco, CA 94103
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               (Address of principal executive offices) (Zip Code)

                                 (415) 335-4700
                                 --------------
                         (Registrant's telephone number)


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Item 2.           Acquisition of Interest in Affiliate Company.

         On August 23, 2000, Net Value Holdings, Inc. (the "Company") acquired an interest in SwapIt.com, Inc., a Delaware corporation ("Swapit"), pursuant to the terms of a Preferred Stock Purchase Agreement dated as of that date by and between the Company and Swapit (the "Purchase Agreement"). Swapit has designed a consumer-driven electronic barter exchange on the Internet, that allows for the swap and sale of consumer goods between individuals. SwapIt.com, Inc. launched its Internet website in April 2000.

         Pursuant to the Purchase Agreement, the Company acquired from Swapit 2,208,166 shares of Swapit Series B Convertible Preferred Stock and a 775,056 shares of Swapit's Series C Convertible Preferred Stock. The aggregate purchase price, which was established through arm's- length negotiation, was $4,233,945, which was funded from the Company's existing cash and by cancellation of outstanding promissory notes from Swapit to the Company in the principal amount of $3,800,000, plus accrued interest thereon of $133,945.

         Each share of Swapit Series B Preferred Stock will convert into one share of Swapit Common Stock upon the Company's election, or earlier upon completion of a public offering of Swapit's Common Stock meeting certain criteria (a "Qualified Public Offering"). Each share of Swapit Series C Preferred Stock will convert into shares of Swapit Common Stock upon the Company's election, or earlier upon completion of a Qualified Public Offering at a price per share equal to (i) a twenty percent (20%) discount from the conversion price per share of Swapit Common Stock of securities issued in a subsequent round of financing for aggregate proceeds in excess of two million dollars ($2,000,000) prior to November 23, 2000, and (ii) if no such subsequent financing occurs, an amount equal to the purchase price per share for the Series C Preferred Stock. Each share of Swapit Series B and Series C Preferred Stock is entitled to one vote and the Company has special voting rights that require its approval for certain material corporate actions and transactions. The shares of Series B and Series C Preferred Stock contain an 8% cumulative dividend feature, payable at the election of the Company in cash or shares of Swapit Common Stock.

         The Company currently has beneficial ownership (calculated on an issued and outstanding basis assuming conversion of each share of Preferred Stock and assuming no subsequent rounds of financing occur prior to November 23, 2000) of 44.7% of the Swapit Common Stock. This also reflects the effect of an earlier investment in which the Company acquired an aggregate of 162,590 shares of the Series A Preferred Stock of Swapit.

         Michael Bird a Vice President of the Company, has been elected to Swapit's three member board of directors at the direction of the Company.

         Under the terms of the Purchase Agreement, the Company has the right, but not the obligation, to purchase up to an additional 775,056 shares of Swapit Series C Preferred Stock for an aggregate purchase price of $1,100,000, in two equal transactions on or before September 1, 2000 and October 1, 2000, respectively.

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Item 5.           Other Events.

         Acquisition of Interest in Affiliate Company.

         On August 16, 2000, Net Value Holdings, Inc. (the "Company") acquired an interest in Flowergarage.com, Inc., a Delaware corporation ("Flowergarage"), pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement dated as of that date by and among the Company and Flowergarage (the "Purchase Agreement"). Flowergarage is developing an Internet application for use by retail florists in purchasing flowers directly from overseas growers.

         Pursuant to the Purchase Agreement, the Company acquired from Flowergarage 3,493,549 shares of Flowergarage Series A Convertible Preferred Stock. The aggregate purchase price, which was established through arm's-length negotiation, was $1,250,000, which was funded from the Company's existing cash.

         Each share of Flowergarage Series A Preferred Stock will convert into one share of Flowergarage Common Stock upon the Company's election, or earlier upon completion of a public offering of Flowergarage's Common Stock meeting certain criteria (a "Qualified Public Offering"). Each share of Flowergarage Series A Preferred Stock is entitled to one vote and the Company has special voting rights that require its approval for certain material corporate actions and transactions. The shares of Series A Preferred Stock contain a 10% cumulative dividend feature, payable at the election of the Company in cash or additional shares of Flowergarage Series A Preferred Stock.

         The Company currently has beneficial ownership (calculated on an issued and outstanding basis assuming conversion of each share of Series A Preferred Stock) of 48.2% of the Flowergarage Common Stock.

         Andrew Panzo and Michael Bird, Chairman and Vice President, respectively, off the Company, have been elected as directors of Flowergarage at the direction of the Company, which is entitled to two members of Flowergarage's five member board of directors.

         Settlement of Outstanding Legal Proceedings.

         In earlier filings with the Securities and Exchange Commission ("SEC"), including those dated May 11, 2000 (Annual Report on Form 10-K); June 29, 2000 (Registration Statement on Form S-1); August 4, 2000 (Proxy Statement) and August 11, 2000 (Quarterly Report on Form 10-Q), the Company noted legal proceedings with Mr. Douglas B. Spink, the Company's former Chief Technology Officer. Pursuant to the terms of a Settlement Agreement dated August 17, 2000, on August 22, 2000, all matters between the Company and Mr. Spink were settled, on terms that are mutually agreeable and that resolve all open issues between the parties, and under which any allegations of wrongdoing have been withdrawn. Pursuant to the Settlement Agreement, the Company agreed to settle all claims on the following basis: 1) Mr. Spink has agreed to allow the Company to re-acquire for cancellation 1,212,876 shares of his stock which leaves him with 835,000 shares of the Company's stock in place of 2,047,876 shares originally issued to him; 2) Mr. Spink's salary will be paid for the last three months of 1999; 3)

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Mr. Spink has agreed to lock up a portion of his shares for a one-year period;
4) The Company has agreed to lend Mr. Spink $250,000, repayable either three years from issue date or out of half the proceeds from the sale of any shares of the Company's stock from the locked-up shares; 5) Mr. Spink has agreed to add to the note for the funds advanced the sum of $60,000 to cover certain advances previously made; and 6) Mr. Spink has agreed to hold the Company harmless and defend the Company in a lawsuit filed by Greg Biggs, also noted in the Company's various SEC filings.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Financial Statements of Business Acquired

                  It is impracticable at the time of the filing of this Current Report to provide the historical financial information for Swapit required by Regulation S-X. Accordingly, the Company will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (b)      Pro Forma Financial Statements of Business Acquired

                  It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for Swapit required by Regulation S-X. Accordingly, the Company will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (c)      Exhibits (referenced to Item 601 of Regulation S-K)

10.53 Preferred Stock Purchase Agreement by and among Net Value Holdings, Inc. and SwapIt.com, Inc., as of August 18, 2000.

10.54 Investor Rights Agreement as of August 22, 2000 by and between SwapIt.com, Inc. and Net Value Holdings, Inc.

10.55 Stockholders' Agreement as of August 18, 2000 by and among SwapIt.com, Inc., Net Value Holdings, Inc., Howard Schneider and Winston Kevin Wells.

10.56 Certificate of Amendment of Restated Certificate of Incorporation of SwapIt.com, Inc.

10.57 Settlement Agreement as of August 17, 2000 by and between Net Value Holdings, Inc. and Strategicus Partners, Inc., Douglas Spink, Merus Partners and Ater Wynne, LLP (as Escrow Agent).

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          NET VALUE HOLDINGS, INC.


Dated:  August 31, 2000                   By: /s/ Andrew P. Panzo
                                              -------------------
                                                  Andrew P. Panzo
                                                  Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.               Description

10.53 Preferred Stock Purchase Agreement by and among Net Value Holdings, Inc. and SwapIt.com, Inc., as of August 18, 2000.

10.54 Investor Rights Agreement as of August 22, 2000 by and between SwapIt.com, Inc. and Net Value Holdings, Inc.

10.55 Stockholders' Agreement as of August 18, 2000 by and among SwapIt.com, Inc., Net Value Holdings, Inc., Howard Schneider and Winston Kevin Wells.

10.56 Certificate of Amendment of Restated Certificate of Incorporation of SwapIt.com, Inc.

10.57 Settlement Agreement as of August 17, 2000 by and between Net Value Holdings, Inc. and Strategicus Partners, Inc., Douglas Spink, Merus Partners and Ater Wynne, LLP (as Escrow Agent).